UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 17, 2015

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 South Pointe Drive, Suite 100, Lake Forest, California 92630

(Address of principal executive offices)

(949) 535-2022

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below in Items 2.03 and 8.01 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 17, 2015, through a wholly-owned subsidiary of Summit Healthcare REIT, Inc. (the “Company”), we acquired a 50-unit/59-bed assisted living facility located in Littleton, New Hampshire, (“Riverglen”). We acquired our interest in Riverglen subject to a first priority mortgage loan collateralized by the property. On November 17, 2015, the wholly-owned subsidiary entered into a Modification, Release, and Assumption Agreement with Housing & Healthcare Finance, LLC and assumed the Healthcare Facility Note and related documentation and a Healthcare Regulatory Agreement and related documentation with the U.S. Department of Housing and Urban Development (“HUD”). The note is secured by the real and personal property of the Riverglen facility. The note is insured by HUD. The note has a remaining principal balance of $4.7 million. The note has an “all in” interest rate of 4.90% inclusive of the mortgage insurance premium, and a remaining amortization term of 38.3 years. The note contains a prepayment penalty of 10% in year 1, which reduces each year by 100 basis points, until there is no longer a prepayment penalty beginning in year 11. The note is subject to customary representations, warranties and ongoing covenants and agreements with respect to the operation of the facilities, including the provision for certain maintenance and other reserve accounts with respect to the facilities all as described in the Healthcare Regulatory Agreement.

The foregoing description of our agreement with Housing & Healthcare Finance, LLC set forth above is qualified in its entirety by reference to the full text of the Modification, Release and Assumption Agreement, Healthcare Facility Note and Healthcare Regulatory Agreement entered into by the borrower with respect to the HUD insured loans, copies of which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference herein.

Item 8.01	Other Events

On November 17, 2015, through a wholly-owned subsidiary of the Company, we acquired Riverglen for a purchase price of $8.5 million, which was funded through cash on hand plus the proceeds from the loan assumed and described in Item 2.03 above. The Riverglen property is operated by and leased to an affiliate of Riverglen House of Littleton, LLC pursuant to a 15-year triple net lease. The information in Item 2.03 above is hereby incorporated in this Item 8.01.

The press release is attached to this Current Report as Exhibit 99.1 and hereby incorporated to this Item 8.01 of the Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Modification, Release and Assumption Agreement between Housing & Healthcare Finance, LLC and Summit Littleton, LLC dated November 17, 2015.

10.2	Healthcare Facility Note with respect to HUD – insured loan between Riverglen House of Littleton, LLC and Housing & Healthcare Finance, LLC dated March 27, 2014.

10.3	Healthcare Regulatory Agreement – Borrower between Summit Littleton, LLC and HUD dated November 17, 2015.

99.1	Press release issued November 18, 2015, titled “Summit Healthcare REIT, Inc. expands to New Hampshire”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Elizabeth A. Pagliarini
Name:	Elizabeth A. Pagliarini
Title:	Chief Financial Officer

Dated: November 23, 2015